THE INFORMATION IN THIS PRICING SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT DELIVER THESE SECURITIES UNTIL A FINAL PRICING SUPPLEMENT IS DELIVERED. THIS PRICING SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

        Subject to Completion, Pricing Supplement dated February 27, 2003

PROSPECTUS Dated June 11, 2002                    Pricing Supplement No. 35  to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                  Dated               , 2003
                                                                 Rule 424(b)(3)

                                   $

                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                                  Senior Notes

                          ----------------------------

                           MPS(SM) due March 31, 2008
                         Linked to the S&P 500(R) Index

       Market Participation Securities with Minimum Return Protection(SM)
                                   ("MPS(SM)")

Unlike ordinary debt securities, the MPS do not pay interest. Instead, at maturity you will receive for each $1,000 principal amount of MPS, the index-linked payment amount, which is equal to $1,000 multiplied by the product of each of the quarterly performance amounts of the S&P 500(R) Index over the term of the MPS, as described in this pricing supplement. In no event, however, will the payment at maturity be less than $1,050, which we refer to as the minimum payment amount. The minimum payment amount (105% of the issue price) represents a yield to maturity of .97% per annum on each $1,000 principal amount of MPS.

o    The principal amount and issue price of each MPS is $1,000.

o    We will not pay interest on the MPS.

o    The minimum payment amount for each MPS at maturity is $1,050.

o At maturity, you will receive for each MPS an index-linked payment amount equal to $1,000 multiplied by the product of the quarterly performance amounts of the S&P 500 Index for each of the 20 quarterly valuation periods during the term of the MPS. However, if the index-linked payment amount is less than the minimum payment amount of $1,050, you will receive the minimum payment amount for each MPS.

     o The quarterly performance amount in each quarterly valuation period is equal to (i) the closing value of the S&P 500 Index at the end of that quarterly valuation period divided by (ii) the closing value of the S&P 500 Index at the beginning of that quarterly valuation period, subject to a maximum quarterly performance amount of 1.094.

     o The maximum quarterly performance amount is equivalent to a return of the S&P 500 Index of 9.4% in that quarter.

o Investing in the MPS is not equivalent to investing in the S&P 500 Index or its component stocks.

o    The MPS will not be listed on any organized securities exchange.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-10.

                          ----------------------------

                                  PRICE       %

                          ----------------------------

                                    Price to         Agent's        Proceeds to
                                     Public        Commissions        Company
                                   ----------      -----------      -----------
Per MPS..........................      %                %                %
Total............................      $                $                $


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of pricing supplement and the accompanying prospectus supplement and prospectus and other offering material relating to the MPS, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The Agent and each dealer has represented and agreed that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any MPS other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong and (2) it has not issued and will not issue any invitation or advertisement relating to the MPS in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the MPS is linked to the performance of the S&P 500 Index. These MPS combine features of debt and equity by offering at maturity repayment of the issue price, a minimum return and the opportunity to participate in the appreciation of the underlying S&P 500 Index as measured by the index-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount or the minimum payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities" and "MPS" are our service marks. "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and have been licensed for use by Morgan Stanley.

Each MPS costs $1,000         We, Morgan Stanley, are offering Market
                              Participation Securities with Minimum Return
                              Protection(SM) due March 31, 2008 Linked to the
                              S&P 500 Index, which we refer to as the MPS(SM).
                              The principal amount and issue price of each MPS is $1,000.

Payment at maturity           Unlike ordinary debt securities, the MPS do not
linked to the S&P 500         pay interest. Instead, at maturity, you will
Index with minimum            receive for each $1,000 principal amount of MPS,
return protection             $1,000 multiplied by the product of each of the
                              quarterly performance amounts of the S&P 500 Index over the term of the MPS, as described below. In any quarterly valuation period, the maximum quarterly performance amount is 1.094
                              (corresponding to a 9.4% quarterly increase in the value of the S&P 500 Index). In no event, however, will the payment at maturity be less than $1,050, the minimum payment amount.

                                         105% Minimum Repayment

                              The minimum payment amount of $1,050 (105% of the issue price) represents a yield to maturity of .97% per annum on each $1,000 principal amount of MPS.

                               Payment at Maturity Linked to the S&P 500 Index

                              If the product of $1,000 multiplied by the product of each of the quarterly performance amounts of the S&P 500 Index over the term of the MPS, which we refer to as the index-linked payment amount, is greater than $1,050, you will receive the index-linked payment amount for each $1,000 principal amount of MPS.

How the payment at            The payment at maturity of the MPS, which we refer
maturity is determined        to as the maturity redemption amount, will be
                              determined by the calculation agent for the MPS as follows:

                              o First, determine the quarterly performance amount for each quarterly valuation period, which may be no greater than the maximum quarterly performance amount of 1.094.

                              o Second, determine the index-linked payment amount by multiplying $1,000 by the product of each of the quarterly performance amounts.

                              o Last, if the index-linked payment amount is less than $1,050 (the minimum payment amount), you will receive the minimum payment amount for each MPS. If the index-linked payment amount is greater than the minimum payment amount, you will receive the index-linked payment amount for each MPS.

                              To determine the quarterly performance amount in any quarterly valuation period, the calculation agent will divide the level of the S&P 500 Index on the last day of the quarterly valuation period by the level of the S&P 500 Index on the first day of the quarterly valuation period. However, in no event will the quarterly performance amount exceed
                              1.094 (or, measured in percentage terms, a 9.4% increase in the S&P 500 Index) in any quarterly valuation period, and as a consequence, you will not participate in any quarterly increase in the level of the S&P 500 Index to the extent that increase exceeds 9.4%.

                              Each quarterly valuation period will begin on a period valuation date and end on the immediately subsequent period valuation date, except that the first quarterly valuation period will begin on the day we offer the MPS for initial sale to the public. The S&P 500 Index value for the first
                              period valuation date is             , the closing
                              value of the S&P 500 Index on the day we offer the MPS for initial sale to the public.

                              The period valuation dates are the 30th of each March, June, September and December, beginning June 2003 through December 2007, and the final period valuation date is March 27, 2008, in each case subject to adjustment as described in the section of this pricing supplement called "Description of MPS--Period Valuation Dates."

The index-linked              Because your participation in quarterly increases
payment amount may be         in the value of the S&P 500 Index is limited by
less than the simple price    the maximum quarterly performance amount of 1.094,
return of the S&P 500         or 9.4% per quarter, the return on your investment
Index                         in the MPS at maturity may be less than the return
                              you would have received if you had invested $1,000 in an investment linked to the S&P 500 Index that measured the performance of the S&P 500 Index by comparing only the closing value of the S&P 500
                              Index at maturity with the closing value of the S&P 500 Index on the day we first offer the MPS for initial sale to the public, which we refer to as the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amounts exceed 1.094, or 9.4%, during the 20 quarterly valuation periods over the term of the MPS.

                              Conversely, if the simple index price return over the term of the MPS is less than $1,050, the minimum payment amount of $1,050 per MPS will provide a higher return on your $1,000 investment than would an equal investment based directly on the S&P 500 Index.

                              Please review the examples beginning on PS-6, under "Hypothetical Payouts on the MPS," which explain in more detail how the index-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple index price return.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through February 27, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change of the S&P 500 Index as calculated for each calendar quarter in the period from January 1, 1970 through December 31, 2002 in Annex A to this pricing supplement. The payment of dividends on the stocks that underlie the S&P 500 Index is not reflected in the level of the S&P 500 Index and, therefore, has no effect on the calculation of the maturity redemption amount.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
calculation agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for JPMorgan Chase
                              Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the quarterly performance amounts and the index-linked payment amount.

The MPS will be treated       The MPS will be treated as "contingent payment
as contingent payment         debt instruments" for U.S. federal income tax
debt instruments for          purposes, as described in the section of this
U.S. federal income tax       pricing supplement called "Description of
purposes                      MPS--United States Federal Income Taxation." Under
                              this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S. investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

Where you can find            The MPS are senior notes issued as part of our
more information on           Series C medium-term note program. You can find a
the MPS                       general description of our Series C medium-term
                              note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Floating Rate Notes" and
                              "--Notes Linked to Commodity Prices, Single
                              Securities, Baskets of Securities or Indices."

                              Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of MPS" section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                         HYPOTHETICAL PAYOUTS ON THE MPS

     The index-linked payment amount is based on the closing value of the S&P 500 Index on the period valuation dates for each quarterly valuation period. Because the value of the S&P 500 Index may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating a complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the closing value of the S&P 500 Index on the amount payable to you at maturity. However, the S&P 500 Index may not appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the S&P 500 Index over the term of the MPS, which we refer to as the volatility of the S&P 500 Index, may be significantly different than the volatility of the S&P 500 Index implied by any of the examples.

     Assuming a maximum quarterly performance amount equal to 1.094 (equivalent to a quarterly return of the index of 9.4%), the index-linked payment amount for each of the examples below is calculated using the following formula:

          Index-linked Payment   =   $1,000    x   (Product of each of the Quarterly Performance Amounts)
                 Amount

                 where,
                                                  S&P 500 Index value at end of
                                                   Quarterly Valuation Period
         Quarterly Performance   =   lesser of   -------------------------------   and 1.094
                Amount                           S&P 500 Index value at start of
                                                    Quarterly Valuation Period

     Beginning on PS-8, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the index-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and an index with an initial value of 100.

     If the index closing value at the end of each quarterly valuation period is 109, 108, 124 and 111, respectively, the quarterly performance amount for each of the quarterly valuation periods would be as follows:

                         Index Value               Index Value                                            Quarterly
                    at start of Quarterly      at end of Quarterly                         Index         Performance
     Quarter          Valuation Period          Valuation Period                        Performance        Amount
     -------        ---------------------      -------------------                      -----------      -----------
                                                                         109
   1st Quarter             100                        109               -----      =       1.09             1.09
                                                                         100

                                                                         108
   2nd Quarter             109                        108               -----      =      .99083           .99083
                                                                         109

                                                                         124                                           (lesser of
   3rd Quarter             108                        124               -----      =      1.14815          1.094      1.14815 and
                                                                         108                                             1.094)

   4th Quarter             124                        111                111
                                                                        -----      =      .89516           .89855
                                                                         124

     The index-linked payment amount equals $1,000 times the product of each of the quarterly performance amounts. Based on the quarterly performance amounts in the above example, the index-linked payment amount would be calculated as follows:

              $1,000 x (1.09 x .99083 x 1.094 x .89516) = $1,057.65

     The index-linked payment amount of $1,057.65 represents an increase of 5.765% above the issue price of the MPS. Because the quarterly performance amount for the quarterly valuation period ending in the third quarter was limited to 1.094, the return of the index-linked payment amount as a percentage of the issue price is less than the simple return of the index. The simple return of the index, which we refer to as the simple index price return, would measure the overall performance of the index by dividing the closing value of the index at the end of the final quarterly valuation period by the closing value of the index on the day we offer the MPS for initial sale to the public and would be calculated as follows:

                                        111
     Simple Index Price Return  =  --------------  x  $1,000  =  $1,110
                                        100

     The simple index price return of $1,110 represents an increase of 11% above a hypothetical $1,000 investment based on the simple index price return rather than the index-linked payment amount.


                            *           *           *


The examples beginning on PS-8 are based on 20 quarterly valuation periods and the following hypothetical terms and assume an S&P 500 Index value equal to
100.00 at the start of the first quarterly valuation period:

o    Issue Price per MPS: $1,000

o    Minimum Payment Amount: $1,050

o Maximum Quarterly Performance Amount: 1.094 (equivalent to a quarterly return of the S&P 500 Index of 9.4%).

     As you review the examples, please note that although the maximum quarterly performance amount for any quarter is 1.094 (equivalent to a quarterly return of the S&P 500 Index of 9.4%), in measuring the index performance for the subsequent quarter we will use the actual value of the S&P 500 Index at the start of the quarterly valuation period for that subsequent quarter rather than the index value that would have resulted from an increase of 9.4% in the level of the S&P 500 Index during the previous quarter. For example, in Example 2, the S&P 500 Index increases from 107 to 119 for the period beginning September 30, 2003 and ending December 30, 2003, resulting in an S&P 500 Index performance of
1.11215 (equivalent to an increase in the S&P 500 Index of 11.215% in that quarter) and a quarterly performance amount of 1.094. Consequently, in the subsequent quarter the S&P 500 Index performance is measured using 119 as the starting value of the S&P 500 Index for that subsequent quarter rather than 117.058, the index value that would have resulted from an increase of 9.4% in the level of the S&P 500 Index during the previous quarter.

     Quarters which resulted in an increase in the level of the S&P 500 Index of 9.4% or greater are indicated in bold typeface below.

                                                  ---------------------------------------------------------------------
                                                    Example 1
                                                    Hypothetical Ending        S&P 500 Index           MPS Quarterly
      Period Start               Period End             Index Value             Performance          Performance Amount
March   , 2003                       June 30, 2003          103                   1.03000                 1.03000
June 30, 2003                   September 30, 2003          110                   1.06796                 1.06796
September 30, 2003               December 30, 2003          118                   1.07273                 1.07273
December 30, 2003                  March  30, 2004          126                   1.06780                 1.06780
March 30, 2004                       June 30, 2004          123                   0.97619                 0.97619
June 30, 2004                   September 30, 2004          128                   1.04065                 1.04065
September 30, 2004               December 30, 2004          134                   1.04688                 1.04688
December 30, 2004                   March 30, 2005          133                   0.99254                 0.99254
March 30, 2005                       June 30, 2005          135                   1.01504                 1.01504
June 30, 2005                   September 30, 2005          143                   1.05926                 1.05926
September 30, 2005               December 30, 2005          135                   0.94406                 0.94406
December 30, 2005                   March 30, 2006          142                   1.05185                 1.05185
March 30, 2006                       June 30, 2006          154                   1.08451                 1.08451
June 30, 2006                   September 30, 2006          151                   0.98052                 0.98052
September 30, 2006               December 30, 2006          162                   1.07285                 1.07285
December 30, 2006                   March 30, 2007          170                   1.04938                 1.04938
March 30, 2007                       June 30, 2007          181                   1.06471                 1.06471
June 30, 2007                   September 30, 2007          177                   0.97790                 0.97790
September 30, 2007               December 30, 2007          192                   1.08475                 1.08475
December 30, 2007                   March 26, 2008          200                   1.04167                 1.04167
                                                  ---------------------------------------------------------------------
                                                                      Simple Index Price Return:           $2,000

                                                                    Index-linked Payment Amount:           $2,000

                                                                         Minimum Payment Amount:           $1,050

                                                                     Maturity Redemption Amount:           $2,150
                                                  ---------------------------------------------------------------------

                                                    Example 2
                                                    Hypothetical Ending        S&P 500 Index           MPS Quarterly
      Period Start               Period End             Index Value             Performance          Performance Amount
March   , 2003                       June 30, 2003          104                   1.04000                 1.04000
June 30, 2003                   September 30, 2003          107                   1.02885                 1.02885
September 30, 2003               December 30, 2003          119                   1.11215                 1.09400
December 30, 2003                  March  30, 2004          108                   0.90756                 0.90756
March 30, 2004                       June 30, 2004          118                   1.09259                 1.09259
June 30, 2004                   September 30, 2004          126                   1.06780                 1.06780
September 30, 2004               December 30, 2004          124                   0.98413                 0.98413
December 30, 2004                   March 30, 2005          130                   1.04839                 1.04839
March 30, 2005                       June 30, 2005          125                   0.96154                 0.96154
June 30, 2005                   September 30, 2005          131                   1.04800                 1.04800
September 30, 2005               December 30, 2005          136                   1.03817                 1.03817
December 30, 2005                   March 30, 2006          161                   1.18382                 1.09400
March 30, 2006                       June 30, 2006          136                   0.84472                 0.84472
June 30, 2006                   September 30, 2006          156                   1.14706                 1.09400
September 30, 2006               December 30, 2006          177                   1.13462                 1.09400
December 30, 2006                   March 30, 2007          188                   1.06215                 1.06215
March 30, 2007                       June 30, 2007          182                   0.96809                 0.96809
June 30, 2007                   September 30, 2007          195                   1.07143                 1.07143
September 30, 2007               December 30, 2007          203                   1.04103                 1.04103
December 30, 2007                   March 26, 2008          200                   0.98522                 0.98522
                                                  ---------------------------------------------------------------------
                                                                      Simple Index Price Return:           $2,000

                                                                    Index-linked Payment Amount:           $1,672

                                                                         Minimum Payment Amount:           $1,050

                                                                     Maturity Redemption Amount:           $1,672
                                                  ---------------------------------------------------------------------

                                                    Example 3
                                                    Hypothetical Ending       S&P 500 Index            MPS Quarterly
      Period Start               Period End             Index Value            Performance          Performance Amount
March   , 2003                       June 30, 2003          105                  1.05000                  1.05000
June 30, 2003                   September 30, 2003          111                  1.05714                  1.05714
September 30, 2003               December 30, 2003          135                  1.21622                  1.09400
December 30, 2003                  March  30, 2004          125                  0.92593                  0.92593
March 30, 2004                       June 30, 2004          133                  1.06400                  1.06400
June 30, 2004                   September 30, 2004          157                  1.18045                  1.09400
September 30, 2004               December 30, 2004          145                  0.92357                  0.92357
December 30, 2004                   March 30, 2005          142                  0.97931                  0.97931
March 30, 2005                       June 30, 2005          136                  0.95775                  0.95775
June 30, 2005                   September 30, 2005          159                  1.16912                  1.09400
September 30, 2005               December 30, 2005          165                  1.03774                  1.03774
December 30, 2005                   March 30, 2006          188                  1.13939                  1.09400
March 30, 2006                       June 30, 2006          165                  0.87766                  0.87766
June 30, 2006                   September 30, 2006          158                  0.95758                  0.95758
September 30, 2006               December 30, 2006          151                  0.95570                  0.95570
December 30, 2006                   March 30, 2007          161                  1.06623                  1.06623
March 30, 2007                       June 30, 2007          191                  1.18634                  1.09400
June 30, 2007                   September 30, 2007          195                  1.02094                  1.02094
September 30, 2007               December 30, 2007          183                  0.93846                  0.93846
December 30, 2007                   March 26, 2008          200                  1.09290                  1.09290
                                                  --------------------------------------------------------------------
                                                                      Simple Index Price Return:           $2,000

                                                                    Index-linked Payment Amount:           $1,381

                                                                         Minimum Payment Amount:           $1,050

                                                                     Maturity Redemption Amount:           $1,381
                                                  --------------------------------------------------------------------

     In Examples 1, 2 and 3, the value of the S&P 500 Index increases 100% over the term of the MPS and ends above the initial value of 100. However, each example produces a different maturity redemption amount because the hypothetical performance of the S&P 500 Index over the term of the MPS is different in each example.

o In Example 1, the quarterly performance amount in each quarterly valuation period never exceeds the 9.4% maximum quarterly performance amount of 1.094, and consequently, the index-linked payment amount of $2,000 equals the simple index price return of $2,000. The amount payable at maturity is the index-linked payment amount of $2,000, representing a 100% increase above the issue price.

o In Example 2, the value of the S&P 500 Index increases more than 9.4% in the quarters ending December 30, 2003, March 30, 2006, September 30, 2006 and December 30, 2006, and the quarterly performance amount for each of those periods is limited to the maximum of 1.094. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarter ending June 30, 2006) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,672 is less than the simple index price return of $2,000. Therefore, although the S&P 500 Index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,672, representing an 67.2% increase above the issue price.

o In Example 3, the value of the S&P 500 Index increases more than 9.4% in the quarters ending December 30, 2003, September 30, 2004, September 30, 2005, March 30, 2006 and June 30, 2007, and the quarterly performance amount for each of those periods is limited to the maximum of 1.094. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarter ending June 30, 2006) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $1,381 is less than the simple index price return of $2,000. Therefore, although the S&P 500 Index increases 100% over the term of the MPS, the amount payable at maturity of the MPS is the index-linked payment amount of $1,381, representing a 38.1% increase above the issue price.

                                                    Example 4
                                                    Hypothetical Ending        S&P 500 Index           MPS Quarterly
      Period Start               Period End             Index Value             Performance          Performance Amount
March 30, 2003                       June 30, 2003          105                   1.05000                 1.05000
June 30, 2003                   September 30, 2003           98                   0.93333                 0.93333
September 30, 2003               December 30, 2003           93                   0.94898                 0.94898
December 30, 2003                  March  30, 2004           96                   1.03226                 1.03226
March 30, 2004                       June 30, 2004           90                   0.93750                 0.93750
June 30, 2004                   September 30, 2004           87                   0.96667                 0.96667
September 30, 2004               December 30, 2004           88                   1.01149                 1.01149
December 30, 2004                   March 30, 2005           90                   1.02273                 1.02273
March 30, 2005                       June 30, 2005           87                   0.96667                 0.96667
June 30, 2005                   September 30, 2005           80                   0.91954                 0.91954
September 30, 2005               December 30, 2005           81                   1.01250                 1.01250
December 30, 2005                   March 30, 2006           77                   0.95062                 0.95062
March 30, 2006                       June 30, 2006           78                   1.01299                 1.01299
June 30, 2006                   September 30, 2006           75                   0.96154                 0.96154
September 30, 2006               December 30, 2006           82                   1.09333                 1.09333
December 30, 2006                   March 30, 2007           80                   0.97561                 0.97561
March 30, 2007                       June 30, 2007           82                   1.02500                 1.02500
June 30, 2007                   September 30, 2007           88                   1.07317                 1.07317
September 30, 2007               December 30, 2007           87                   0.98864                 0.98864
December 30, 2007                   March 26, 2008           85                   0.97701                 0.97701
                                                    -------------------------------------------------------------------
                                                                       Simple Index Price Return:            $850

                                                                     Index-linked Payment Amount:            $850

                                                                          Minimum Payment Amount:          $1,050

                                                                      Maturity Redemption Amount:          $1.050
                                                    -------------------------------------------------------------------

                                                    Example 5
                                                    Hypothetical Ending        S&P 500 Index           MPS Quarterly
      Period Start               Period End             Index Value             Performance          Performance Amount
March 30, 2003                       June 30, 2003          102                   1.02000                 1.02000
June 30, 2003                   September 30, 2003          110                   1.07843                 1.07843
September 30, 2003               December 30, 2003          113                   1.02727                 1.02727
December 30, 2003                  March  30, 2004          135                   1.19469                 1.09400
March 30, 2004                       June 30, 2004          141                   1.04444                  1.0444
June 30, 2004                   September 30, 2004          145                   1.02837                 1.02837
September 30, 2004               December 30, 2004          180                   1.24138                 1.09400
December 30, 2004                   March 30, 2005          165                   0.91667                 0.91667
March 30, 2005                       June 30, 2005          152                   0.92121                 0.92121
June 30, 2005                   September 30, 2005          183                   1.20395                 1.09400
September 30, 2005               December 30, 2005          222                   1.21311                 1.09400
December 30, 2005                   March 30, 2006          218                   0.98198                 0.98198
March 30, 2006                       June 30, 2006          191                   0.87615                 0.87615
June 30, 2006                   September 30, 2006          219                   1.14660                 1.09400
September 30, 2006               December 30, 2006          197                   0.89954                 0.89954
December 30, 2006                   March 30, 2007          170                   0.86294                 0.86294
March 30, 2007                       June 30, 2007          158                   0.92941                 0.92941
June 30, 2007                   September 30, 2007          152                   0.96203                 0.96203
September 30, 2007               December 30, 2007          144                   0.94737                 0.94737
December 30, 2007                   March 26, 2008          155                   1.07639                 1.07639
                                                    ------------------------------------------------------------------
                                                                      Simple Index Price Return:           $1,550

                                                                     Index-linked Payment Amount:            $978

                                                                         Minimum Payment Amount:           $1,050

                                                                     Maturity Redemption Amount:           $1,050
                                                    ------------------------------------------------------------------

     In Example 4, the value of the S&P 500 Index decreases over the term of the MPS and ends below the initial value of 100. The quarterly performance amount in each quarterly valuation period never exceeds the 9.4% maximum quarterly performance amount of 1.094, and consequently, the index-linked payment amount of $850 equals the simple index price return of $850. Although the S&P 500 Index decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,050, representing a return that is only 5% greater than the issue price.

                            *           *           *

     In Example 5, the value of the S&P 500 Index increases over the term of the MPS and ends above the initial value of 100. The value of the S&P 500 Index increases more than 9.4% in the quarters ending March 30, 2004, December 30, 2004, September 30, 2005, December 30, 2005 and September 30, 2006, and the quarterly performance amount for each of those periods is limited to the maximum of 1.094. Any significant decrease in the value of the S&P 500 Index (see, for example, the quarters ending June 30, 2006, December 30, 2006 and March 30,
2007) is not subject to a corresponding limit. Consequently, the index-linked payment amount of $978 is less than the simple index price return of $1,550. Therefore, although the S&P 500 Index increases 55% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount of $1,050, representing a return that is only 5% greater than the issue price.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the MPS do not pay interest. Investing in the MPS is not equivalent to investing directly in the S&P 500 Index. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

MPS do not pay interest       The terms of the MPS differ from those of ordinary
like ordinary debt            debt securities in that we will not pay interest
securities                    on the MPS. Because the index-linked payment
                              amount due at maturity may be no greater than the minimum payment amount of $1,050, representing an effective yield to maturity of .97% per annum on the issue price of each MPS, the return on your investment in the MPS may be less than the amount that would be paid on an ordinary debt security.
                              The return of only the minimum payment amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount by which the index-linked payment amount or the minimum payment amount exceeds the principal amount of the MPS.

MPS will not be listed        The MPS will not be listed on any organized
                              securities exchange. There may be little or no secondary market for the MPS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so.

Market price of the MPS       Several factors, many of which are beyond our
influenced by many            control, will influence the value of the MPS,
unpredictable factors         including:

                              o the value of the S&P 500 Index at any time and on each of the specific period valuation dates

                              o the volatility (frequency and magnitude of changes in value) of the S&P 500 Index

                              o    interest and yield rates in the market

                              o economic, financial, political and regulatory or judicial events that affect the securities underlying the S&P 500 Index or stock markets generally and that may affect the value of the S&P 500 Index on the specific period valuation dates

                              o    the time remaining to the maturity of the MPS

                              o the dividend rate on the stocks underlying the S&P 500 Index

                              o    our creditworthiness

                              Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the index-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the value of the S&P 500 Index during previous quarterly valuation periods is greater than the increases in the value of the S&P 500 Index during previous quarterly valuation periods. Because of the compounding effect of previous quarterly performance amounts and the limited appreciation potential resulting from the maximum quarterly performance amount, the effect of several of these factors on the market price of the MPS, including the value of the S&P 500 Index at the time of any such sale and the volatility of the S&P 500 Index, will decrease over the term of the MPS.

                              You cannot predict the future performance and volatility of the S&P 500 Index based on its historical performance. We cannot guarantee that the quarterly performance of the S&P 500 Index will result in an index-linked payment amount in excess of the minimum payment amount.

Investing in the MPS is not   Because the index-linked payment amount is based
equivalent to investing in    on the compounded quarterly return of the S&P 500
the S&P 500 Index             Index on 20 period valuation dates during the term
                              of the MPS and your participation in quarterly increases is limited to 9.4%, it is possible for the return on your investment in the MPS (the effective yield to maturity) to be substantially less than the return of the S&P 500 Index over the term of the MPS. As demonstrated by Examples 2 and 3 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a payment at maturity that is less than the simple index price return. The amount of the discrepancy, if any, between the index-linked payment amount and simple index price return will depend on how often and by how much any quarterly performance amount exceeds 1.094, or 9.4%, during the 20 quarterly valuation periods over the term of the MPS.

                              The maximum quarterly performance amount will operate to limit your participation in the increase in the value of the S&P 500 Index during any quarterly valuation period to a maximum of 9.4%, while your exposure to any decline in the value of the S&P 500 Index during any quarterly valuation period will not be limited. It is possible that increases in the value of the S&P 500 Index during some quarterly valuation periods will be offset by declines in the value of the S&P 500 Index during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the S&P 500 Index resulting from the 9.4% maximum quarterly performance amount, it is possible that increases in the value of the S&P 500 Index that would otherwise offset declines in the value of the S&P 500 Index will not in fact do so. Consequently, as demonstrated in Example 5 above, it is possible that the index-linked payment amount may be less than $1,050 even if the S&P 500 Index increases more than 5% over the term of the MPS. In that case, you would receive the minimum payment amount, which is less than the simple index price return on the S&P 500 Index.

                              You can review the historical values of the S&P 500 Index for each calendar quarter in the period from January 1, 1998 through February 27, 2003 in the section of this pricing supplement called "Description of MPS--Historical Information." You should also review the historical quarterly percent change for the S&P 500 Index as calculated for each calendar quarter in the period from January 1, 1970 through December 31, 2002 in Annex A to this pricing supplement.

Adjustments to the            Standard & Poor's Corporation, or S&P(R), is
S&P 500 Index could           responsible for calculating and maintaining the
adversely affect the          S&P 500 Index. You should not conclude that the
value of the MPS              inclusion of a stock in the S&P 500 Index is an
                              investment recommendation by us of that stock. S&P can add, delete or substitute the stocks underlying the S&P 500 Index or make other methodological changes that could change the value of the S&P 500 Index. S&P may discontinue or suspend calculation or dissemination of the S&P
                              500 Index. Any of these actions could adversely affect the value of the MPS.

                              S&P may discontinue or suspend calculation or publication of the S&P 500 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued S&P 500 Index. MS & Co. could have an economic interest that is different than that of investors in the MPS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If there is no appropriate successor index, at maturity the payout on the MPS will be an amount based on the closing prices of the stocks underlying the S&P 500 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to discontinuance of the S&P 500 Index.

You have no                   As an investor in the MPS, you will not have
shareholder rights            voting rights or rights to receive dividends or
                              other distributions or any other rights with respect to the stocks that underlie the S&P 500
                              Index.

Adverse economic interests    As calculation agent, our affiliate MS & Co. will
of the calculation agent      calculate the quarterly performance amounts and
and its affiliates may        the index-linked payment amount. Determinations
affect determinations         made by MS&Co., in its capacity as calculation
                              agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the index value in the event of a discontinuance of the S&P 500 Index, may affect the index-linked payment amount. See the sections of this pricing supplement called "Description of MPS--Market
                              Disruption Event" and "--Discontinuance of the S&P
                              500 Index; Alteration of Method of Calculation."

Hedging and trading activity We expect that MS & Co. and other affiliates will by the calculation agent and carry out hedging activities related to the MPS
its affiliates could          (and possibly to other instruments linked to the
potentially adversely affect  S&P 500 Index or its component stocks), including
the value of the S&P 500      trading in the stocks underlying the S&P 500 Index
Index                         as well as in other instruments related to the S&P
                              500 Index. MS & Co. and some of our other subsidiaries also trade the stocks underlying the S&P 500 Index and other financial instruments related to the S&P 500 Index on a regular basis as part of their general broker-dealer businesses.
                              Any of these hedging or trading activities could potentially affect the value of the S&P 500 Index and, accordingly, could affect the payout to you on the MPS.

The MPS will be treated       You should also consider the U.S. federal income
as contingent payment         tax consequences of investing in the MPS. The MPS
debt instruments for          will be treated as "contingent payment debt
U.S. federal income tax       instruments" for U.S. federal income tax purposes,
purposes                      as described in the section of this pricing
                              supplement called "Description of MPS--United
                              States Federal Income Taxation." Under this treatment, if you are a U.S. investor, you will generally be subject to annual income tax based on the comparable yield of the MPS even though you will not receive any stated interest payments on the MPS. In addition, any gain recognized by U.S.
                              investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of MPS--United States Federal
                              Income Taxation" and the section called "United
                              States Federal Taxation--Notes--Notes Linked to
                              Commodity Prices, Single Securities, Baskets of
                              Securities or Indices" in the accompanying prospectus supplement.

                              If you are a foreign investor, please read the section of this pricing supplement called "Description of MPS--United States Federal Income Taxation."

                              You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS.

                               DESCRIPTION OF MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "MPS" refers to each $1,000 principal amount of any of our MPS due March 31, 2008 Linked to the S&P 500 Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $

Original Issue Date (Settlement Date).                , 2003

Maturity Date.........................  March 31, 2008, subject to extension in the event of a Market Disruption Event
                                        on the final Period Valuation Date for
                                        calculating the Index-linked Payment
                                        Amount.

                                        If, due to a Market Disruption Event or
                                        otherwise, the final Period Valuation
                                        Date is postponed so that it falls less
                                        than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following that final Period Valuation Date as postponed. See "--Period Valuation Dates" below.

Specified Currency....................  U.S. dollars

CUSIP.................................

Minimum Denominations.................  $1,000

Issue Price...........................  $1,000 (100%)

Interest Rate.........................  None

Maturity Redemption Amount............  At maturity, you will receive for each
                                        MPS the Maturity Redemption Amount,
                                        equal to the greater of (i) the
                                        Index-linked Payment Amount and (ii) the
                                        Minimum Payment Amount.

                                        We shall, or shall cause the Calculation
                                        Agent to (i) provide written notice to
                                        the Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to the
                                        Depositary, which we refer to as DTC, of the Maturity Redemption Amount, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date) and
                                        (ii) deliver the aggregate cash amount
                                        due with respect to the MPS to the
                                        Trustee for delivery to DTC, as holder
                                        of the MPS, on the Maturity Date. We
                                        expect such amount of cash will be
                                        distributed to investors on the Maturity
                                        Date in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants. See
                                        "--Discontinuance of the S&P 500 Index;
                                        Alteration of Method of Calculation" and "--Book-Entry" below, and see "The Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount................  $1,050

Index-linked Payment Amount...........  The Index-linked Payment Amount is equal to (i) $1,000 times (ii) the product of
                                        the Quarterly Performance Amounts for
                                        each Quarterly Valuation Period over the term of the MPS.

Quarterly Performance Amount..........  With respect to any Quarterly Valuation
                                        Period, the Quarterly Performance Amount
                                        will be equal to the lesser of (i) 1.094
                                        and (ii) a fraction, the numerator of
                                        which will be the Index Value on the
                                        Period Valuation Date at the end of such
                                        Quarterly Valuation Period and the
                                        denominator of which will be the Index
                                        Value on the Period Valuation Date at
                                        the beginning of such Quarterly
                                        Valuation Period, provided that for the
                                        first Quarterly Valuation Period, the
                                        denominator will be       , the Index
                                        Value on the day we offer the MPS for
                                        initial sale to the public.

Quarterly Valuation Periods...........  Each period from and including a Period
                                        Valuation Date to and including the
                                        immediately subsequent Period Valuation
                                        Date; provided that the first Quarterly
                                        Valuation Period will begin on the day
                                        we offer the MPS for initial sale to the public. The first Quarterly Valuation Period will be longer than one calendar quarter.

Period Valuation Dates................  The Period Valuation Dates will be (i)
                                        the 30th of each March, June, September
                                        and December, beginning June 2003 to and including December 2007, and (ii) March 27, 2008, in each such case subject to adjustment if such date is not a Trading Day or if a Market Disruption Event occurs on such date as described in the two following paragraphs.

                                        If any scheduled Period Valuation Date
                                        occurring from and including June 2003
                                        to and including December 2007 is not a
                                        Trading Day or if a Market Disruption
                                        Event occurs on any such date, such
                                        Period Valuation Date will be the
                                        immediately succeeding Trading Day
                                        during which no Market Disruption Event
                                        shall have occurred; provided that if a
                                        Market Disruption Event occurs on any of the scheduled Period Valuation Dates occurring from and including June 2003 to and including December 2007 and on each of the five Trading Days immediately succeeding that scheduled Period Valuation Date, then (i) such fifth succeeding Trading Day will be deemed to be the relevant Period Valuation Date, notwithstanding the occurrence of a Market Disruption Event on such day, and (ii) with respect to any such fifth Trading Day on which a Market Disruption Event occurs, the Calculation Agent will determine the value of the S&P 500 Index on such fifth Trading Day in accordance with the formula for calculating the value of the S&P 500 Index last in effect prior to the commencement of the Market Disruption Event, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each security most recently comprising the S&P 500 Index.

                                        If March 27, 2008 (the final Period
                                        Valuation Date) is not a Trading Day or
                                        if there is a Market Disruption Event on such day, the final Period Valuation Date will be the immediately succeeding

                                        Trading Day during which no Market
                                        Disruption Event shall have occurred.

Index Value...........................  The Index Value on any Trading Day will equal the closing value of the S&P 500
                                        Index or any Successor Index (as defined under "--Discontinuance of the S&P 500 Index; Alteration of Method of Calculation" below) published following the close of the principal trading sessions of the New York Stock Exchange (the "NYSE"), the American Stock Exchange LLC (the "AMEX") and the Nasdaq National Market on that Trading Day. In certain circumstances, the Index Value will be based on the alternate calculation of the S&P 500 Index described under "--Discontinuance of the S&P 500 Index; Alteration of Method of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the NYSE, the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The MPS will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC will be the only registered holder of the MPS. Your beneficial interest in the MPS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to actions taken by you or to be taken by you refer to actions taken or to be taken by DTC upon instructions from its participants acting on your behalf, and all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the MPS, for distribution to participants in accordance with DTC's procedures. For more information regarding DTC and book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  Morgan Stanley & Co. Incorporated and
                                        its successors ("MS & Co.")

Market Disruption Event...............  "Market Disruption Event" means, with respect to the S&P 500 Index, the
                                        occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the S&P 500 Index (or the Successor Index) on the Relevant Exchanges for such securities for the same period of trading longer than two hours or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; or a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the S&P 500 Index (or the Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the S&P 500 Index (or the Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion.

                                        For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the S&P 500 Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the S&P 500 Index shall be based on a comparison of (x) the portion of the level of the S&P 500 Index attributable to that security relative to (y) the overall level of the S&P 500 Index, in each case immediately before that suspension or limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on the S&P 500 Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the S&P 500 Index and (5) a "suspension, absence or material limitation of trading" on any Relevant Exchange or on the primary market on which futures or options contracts related to the S&P 500 Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security then included
                                        in the S&P 500 Index or any Successor
                                        Index.

Alternate Exchange Calculation
in Case of an Event of Default .......  In case an event of default with respect to the MPS shall have occurred and be
                                        continuing, the amount declared due and
                                        payable
                                        for each MPS upon any acceleration of
                                        the MPS will be equal to the Maturity
                                        Redemption Amount determined as though
                                        the Index Value for any Period Valuation
                                        Date scheduled to occur on or after such date of acceleration were the Index Value on the date of acceleration. Therefore, the Quarterly Performance Amount for the then current Quarterly Valuation Period would be equal to the Index Value on the date of acceleration divided by the Index Value on the Period Valuation Date at the beginning of such Quarterly Valuation Period, and the Quarterly Performance Amount for each remaining Quarterly Valuation Period would be equal to 1.

                                        If the maturity of the MPS is
                                        accelerated because of an event of
                                        default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Maturity Redemption Amount and the aggregate cash amount due with respect to the MPS as promptly as possible and in no event later than two Business Days after the date of acceleration.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Index-linked Payment Amount and the
                                        Quarterly Performance Amount will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.,
                                        .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per MPS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of MPS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the MPS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Index Value, the Index-linked Payment Amount, the Quarterly Performance Amount or whether a Market Disruption Event has occurred. See "--Discontinuance of the S&P 500 Index; Alteration of Method of Calculation" and "--Market Disruption Event" below. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

The S&P 500 Index.....................  We have derived all information contained in this pricing supplement
                                        regarding the S&P 500 Index, including,
                                        without limitation, its make-up, method
                                        of calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, S&P. The

                                        S&P 500 Index was developed by S&P and
                                        is calculated, maintained and published
                                        by S&P. We make no representation or
                                        warranty as to the accuracy or
                                        completeness of such information.

                                        The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the "Component Stocks") as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The "Market Value" of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the Market Value and trading activity of the common stock of that company.

                                        The S&P 500 Index is calculated using a
                                        base-weighted aggregate methodology: the level of the Index reflects the total Market Value of all 500 Component Stocks relative to the S&P 500 Index's base period of 1941-43 (the "Base Period").

                                        An indexed number is used to represent
                                        the results of this calculation in order to make the value easier to work with and track over time.

                                        The actual total Market Value of the
                                        Component Stocks during the Base Period
                                        has been set equal to an indexed value
                                        of 10. This is often indicated by the
                                        notation 1941-43=10. In practice, the
                                        daily calculation of the S&P 500 Index
                                        is computed by dividing the total Market
                                        Value of the Component Stocks by a
                                        number called the Index Divisor. By
                                        itself, the Index Divisor is an
                                        arbitrary number. However, in the
                                        context of the calculation of the S&P
                                        500 Index, it is the only link to the
                                        original base period value of the Index.
                                        The Index Divisor keeps the Index
                                        comparable over time and is the
                                        manipulation point for all adjustments
                                        to the S&P 500 Index ("Index
                                        Maintenance").

                                        Index Maintenance includes monitoring
                                        and completing the adjustments for
                                        company additions and deletions, share
                                        changes, stock splits, stock dividends,
                                        and stock price adjustments due to
                                        company restructurings or spinoffs.

                                        To prevent the value of the Index from
                                        changing due to corporate actions, all
                                        corporate actions which affect the total
                                        Market Value of the Index require an
                                        Index Divisor adjustment. By adjusting
                                        the Index Divisor for the change in
                                        total Market Value, the value of the S&P
                                        500 Index remains constant. This helps
                                        maintain the value of the Index as an
                                        accurate barometer of stock market
                                        performance and ensures that the
                                        movement of the Index does not reflect
                                        the corporate actions of individual
                                        companies in the Index. All Index
                                        Divisor adjustments are made after the
                                        close of trading and after the
                                        calculation of the closing value of the
                                        S&P 500 Index. Some corporate actions,
                                        such as stock splits and stock
                                        dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require Index Divisor adjustments.

                                        The table below summarizes the types of
                                        S&P 500 Index maintenance adjustments
                                        and indicates whether or not an Index
                                        Divisor adjustment is required.

                                                                                                         Divisor
                                                Type of                                                 Adjustment
                                           Corporate Action               Adjustment Factor              Required
                                        -------------------------  ------------------------------       ----------
                                        Stock split                Shares Outstanding multiplied            No
                                            (i.e., 2-for-1)        by 2; Stock Price divided by 2

                                        Share issuance             Shares Outstanding plus newly           Yes
                                            (i.e., change >= 5%)   issued Shares

                                        Share repurchase           Shares Outstanding minus                Yes
                                            (i.e., change >= 5%)   Repurchased Shares

                                        Special cash               Share Price minus Special               Yes
                                         dividends                 Dividend

                                        Company change             Add new company Market                  Yes
                                                                   Value minus old company
                                                                   Market Value

                                        Rights offering            Price of parent company minus           Yes

                                                                      Price of Rights
                                                                     (---------------)
                                                                        Right Ratio

                                        Spin-Off                   Price of parent company minus           Yes

                                                                      Price of Spinoff Co.
                                                                     (--------------------)
                                                                      Share Exchange Ratio

                                        Stock splits and stock dividends do not
                                        affect the Index Divisor of the S&P 500
                                        Index, because following a split or
                                        dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

                                        Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the

                                        "Post-Event Aggregate Market Value"). In order that the level of the Index (the "Pre-Event Index Value") not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor ("New Divisor") is derived as follows:

                                        Post-Event Aggregate Market Value
                                        ---------------------------------  =  Pre-Event Index Value
                                                  New Divisor

                                                       Post-Event Aggregate Market Value
                                        New Divisor =  ---------------------------------
                                                             Pre-Event Index Value

                                        A large part of the S&P 500 Index
                                        maintenance process involves tracking
                                        the changes in the number of shares
                                        outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

Discontinuance of the S&P 500 Index;
 Alteration of Method of Calculation..  If S&P discontinues publication of the
                                        S&P 500 Index and S&P or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be comparable to the
                                        discontinued S&P 500 Index (such index
                                        being referred to herein as a "Successor
                                        Index"), then any subsequent Index Value will be determined by reference to the value of such Successor Index at the regular official weekday close of the principal trading session of the NYSE, the AMEX, the Nasdaq National Market or the relevant exchange or market for the Successor Index on the date that any Index Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the MPS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        MPS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If S&P discontinues publication of the
                                        S&P 500 Index prior to, and such
                                        discontinuance is continuing on, any
                                        Period Valuation Date and MS & Co., as
                                        the Calculation Agent, determines, in
                                        its sole discretion, that no Successor
                                        Index is available at such time, then
                                        the Calculation Agent will determine the Index Value for such date. The Index Value will be computed by the Calculation Agent in accordance with the formula for calculating the S&P 500 Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the

                                        Relevant Exchange on such date of each
                                        security most recently comprising the
                                        S&P 500 Index without any rebalancing or substitution of such securities following such discontinuance.
                                        Notwithstanding these alternative
                                        arrangements, discontinuance of the
                                        publication of the S&P 500 Index may
                                        adversely affect the value of the MPS.

                                        If at any time the method of calculating the S&P 500 Index or a Successor Index, or the value thereof, is changed in a material respect, or if the S&P 500 Index or a Successor Index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of the S&P 500 Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the S&P 500 Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Value and the Index-linked Payment Amount with reference to the S&P 500 Index or such Successor Index, as adjusted.
                                        Accordingly, if the method of
                                        calculating the S&P 500 Index or a
                                        Successor Index is modified so that the
                                        value of such index is a fraction of
                                        what it would have been if it had not
                                        been modified (e.g., due to a split in
                                        the index), then the Calculation Agent
                                        will adjust such index in order to
                                        arrive at a value of the S&P 500 Index
                                        or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Historical Information................  The following table sets forth the high and low Index Values, as well as
                                        end-of-quarter Index Values, of the S&P
                                        500 Index for each quarter in the period from January 1, 1998 through February 27, 2003. The Index Value on February 27, 2003 was 837.28. We obtained the information in the table below from Bloomberg Financial Markets, and we believe such information to be accurate.

                                        The historical values of the S&P 500
                                        Index should not be taken as an
                                        indication of future performance or
                                        future volatility, and no assurance can
                                        be given as to the level of the S&P 500
                                        Index on any Period Valuation Date. We
                                        cannot give you any assurance that the
                                        performance of the S&P 500 Index will
                                        result in an Index-linked Payment Amount in excess of $1,050.

                                                                    High          Low      Period End
                                                                   -------      -------    ----------
                                        1998:
                                          First Quarter.........   1105.65       927.69      1101.75
                                          Second Quarter........   1138.49      1077.01      1133.84
                                          Third Quarter.........   1186.75       957.28      1017.01
                                          Fourth Quarter........   1241.81       959.44      1229.23

                                        1999:
                                          First Quarter.........   1316.55      1212.19      1286.37
                                          Second Quarter........   1372.71      1281.41      1372.71
                                          Third Quarter.........   1418.78      1268.37      1282.71
                                          Fourth Quarter........   1469.25      1247.41      1469.25

                                                                    High          Low      Period End
                                                                   -------      -------    ----------
                                        2000:
                                          First Quarter.........   1527.46      1333.36      1498.58
                                          Second Quarter .......   1516.35      1356.56      1454.60
                                          Third Quarter.........   1520.77      1419.89      1436.51
                                          Fourth Quarter........   1436.28      1264.74      1320.28
                                        2001:
                                          First Quarter.........   1373.73      1117.58      1160.33
                                          Second Quarter .......   1312.83      1103.25      1224.42
                                          Third Quarter.........   1236.72       965.80      1040.94
                                          Fourth Quarter........   1170.35      1038.55      1148.08
                                        2002:
                                          First Quarter.........   1172.51      1080.17      1147.39
                                          Second Quarter .......   1146.54       973.53       989.82
                                          Third Quarter.........    989.03       797.70       815.28
                                          Fourth Quarter........    938.87       776.76       879.82
                                        2003:
                                          First Quarter
                                            (through February
                                            27, 2003)...........    931.66       817.37       837.28

                                        You should also review the historical
                                        quarterly percent change of the S&P 500
                                        Index as calculated for each calendar
                                        quarter in the period from January 1,
                                        1970 through December 31, 2002 in Annex
                                        A to this pricing supplement.

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the MPS will be used for general corporate purposes and, in part, by us or by one or more of our subsidiaries in connection with hedging our obligations under the MPS. See also "Use of Proceeds" in the accompanying prospectus.

                                        On or prior to the date of this pricing
                                        supplement, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the MPS by taking positions in the stocks underlying the S&P 500 Index, in futures or options contracts or exchange traded funds on the S&P 500 Index or its component securities listed on major securities markets, or positions in any other available securities or instruments that we may wish to use in connection with such hedging. In the event that we pursue such a hedging strategy, the price at which we are able to purchase such positions may be a factor in determining the pricing of the MPS. Purchase activity could potentially increase the value of the S&P 500 Index, and therefore effectively increase the level of the S&P 500 Index that must prevail on the Period Valuation Dates in order for you to receive at maturity a payment per MPS that exceeds the Minimum Payment Amount. Although we have no reason to believe that our hedging activity will have a material impact on the value of the S&P 500 Index, we cannot give any assurance that we will not affect such value as a result of our hedging activities. Through our subsidiaries, we are likely to modify our hedge position throughout the life of the MPS, including on the Period Valuation Dates, by purchasing and selling the stocks underlying the S&P 500 Index, futures or options contracts or exchange traded funds on the S&P 500 Index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling all or part of our hedge position on one or more Period Valuation Dates.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan of
                                        Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of MPS set
                                        forth on the cover of this pricing
                                        supplement. The Agent proposes initially
                                        to offer the MPS directly to the public
                                        at the public offering price set forth
                                        on the cover page of this pricing
                                        supplement. The Agent may allow a
                                        concession not in excess of     % of the
                                        principal amount of the MPS to other
                                        dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the MPS against payment therefor
                                        in New York, New York on             ,
                                        2003. After the initial offering, the
                                        Agent may vary the offering price and
                                        other selling terms from time to time.

                                        In order to facilitate the offering of
                                        the MPS, the Agent may engage in
                                        transactions that stabilize, maintain or otherwise affect the price of the MPS. Specifically, the Agent may sell more MPS than it is obligated to purchase in connection with the offering, creating a naked short position in the MPS for its own account. The Agent must close out any naked short position by purchasing the MPS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the MPS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, MPS in the open market to stabilize the price of the MPS. Any of these activities may raise or maintain the market price of the MPS above independent market levels or prevent or retard a decline in the market price of the MPS. The Agent is not required to engage in these activities, and may end any of these activities at any time. See "--Use of Proceeds and Hedging" above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the MPS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the MPS in any jurisdiction, other than
                                        the United States, where action for that purpose is required. No offers, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the MPS has represented and
                                        agreed, that it (i) will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the MPS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and
                                        (ii) will obtain any consent, approval
                                        or permission required by it for the
                                        purchase, offer or sale by it of the MPS under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the MPS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                        Brazil

                                        The MPS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the MPS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to such offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                        Hong Kong

                                        The Agent and each dealer has
                                        represented and agreed that (1) it has
                                        not offered or sold and will not offer
                                        or sell in Hong Kong, by means of any
                                        document, any MPS other than to persons
                                        whose ordinary business it is to buy or
                                        sell shares or debentures, whether as
                                        principal or agent, or in circumstances
                                        which do not constitute an offer to the
                                        public within the meaning of the
                                        Companies Ordinance (Cap. 32) of Hong
                                        Kong and (2) it has not issued and will
                                        not issue any invitation or
                                        advertisement relating to the MPS in
                                        Hong Kong (except if permitted to do so
                                        under the securities laws of Hong Kong)
                                        other than with respect to MPS which are intended to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

                                        Mexico

                                        The MPS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material used in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

License Agreement between Standard &
Poor's Corporation and Morgan Stanley   S&P and Morgan Stanley have entered into
                                        a non-exclusive license agreement
                                        providing for the license to Morgan
                                        Stanley, and certain of its affiliated
                                        or subsidiary companies, in exchange for a fee, of the right to use the S&P 500
                                        Index, which is owned and published by
                                        S&P, in connection with securities,
                                        including the MPS.

                                        The license agreement between S&P and
                                        Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The MPS are not sponsored, endorsed,
                                        sold or promoted by S&P. S&P makes no
                                        representation or warranty, express or
                                        implied, to the owners of the MPS or any member of the public regarding the advisability of investing in securities generally or in the MPS particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the MPS. S&P has no obligation to take our needs or the needs of the owners of the MPS into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the MPS to be issued or in the determination or calculation of the equation by which the MPS are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the MPS.

                                        S&P DOES NOT GUARANTEE THE ACCURACY
                                        AND/OR THE COMPLETENESS OF THE S&P 500
                                        INDEX OR ANY DATA INCLUDED THEREIN. S&P
                                        MAKES NO WARRANTY, EXPRESS OR IMPLIED,
                                        AS TO RESULTS TO BE OBTAINED BY MORGAN
                                        STANLEY, OWNERS OF THE MPS, OR ANY OTHER
                                        PERSON OR ENTITY FROM THE USE OF THE S&P
                                        500 INDEX OR ANY DATA INCLUDED THEREIN
                                        IN CONNECTION WITH THE RIGHTS LICENSED
                                        UNDER THE LICENSE AGREEMENT DESCRIBED
                                        HEREIN OR FOR ANY OTHER USE. S&P MAKES
                                        NO EXPRESS OR IMPLIED WARRANTIES, AND
                                        HEREBY EXPRESSLY DISCLAIMS ALL
                                        WARRANTIES OF MERCHANTABILITY OR FITNESS
                                        FOR A PARTICULAR PURPOSE OR USE WITH
                                        RESPECT TO THE S&P 500 INDEX OR ANY DATA
                                        INCLUDED THEREIN. WITHOUT LIMITING ANY
                                        OF THE FOREGOING, IN NO EVENT SHALL S&P
                                        HAVE ANY LIABILITY FOR ANY SPECIAL,
                                        PUNITIVE, INDIRECT OR CONSEQUENTIAL
                                        DAMAGES (INCLUDING LOST PROFITS), EVEN
                                        IF NOTIFIED OF THE POSSIBILITY OF SUCH
                                        DAMAGES.

                                        "Standard & Poor's(R)," "S&P(R)," "S&P
                                        500(R)," "Standard & Poor's 500" and
                                        "500" are trademarks of The McGraw-Hill
                                        Companies, Inc. and have been licensed
                                        for use by Morgan Stanley.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (a "Plan") should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the MPS. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also "Plans").
                                        Prohibited transactions within the
                                        meaning of ERISA or the Code would
                                        likely arise, for example, if the MPS
                                        are acquired by or with the assets of a
                                        Plan with respect to which MS & Co.,
                                        MSDWI or any of their affiliates is a
                                        service provider, unless the MPS are
                                        acquired pursuant to an exemption from
                                        the "prohibited transaction" rules. A
                                        violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the MPS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans, the MPS may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or investor is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or such purchase and holding is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, or investor the MPS will be deemed to have represented, in its corporate and fiduciary capacity, by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for exemptive relief or such purchase or holding is not prohibited by ERISA or
                                        Section 4975 of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the MPS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the MPS.

                                        Purchasers of the MPS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the MPS do not
                                        violate the prohibited transaction rules of ERISA or the Code, or any requirements applicable to government or other benefit plans that are not subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the opinion of Davis Polk & Wardwell, our
                                        special tax counsel, and is a general
                                        discussion of the principal U.S. federal tax consequences to initial investors in the MPS purchasing the MPS at the Issue Price, who will hold the MPS as capital assets within the meaning of Section 1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury Regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to special rules, such as:

                                        o    certain financial institutions;
                                        o    dealers in securities or foreign
                                             currencies;
                                        o    investors holding notes as part of
                                             a hedge;
                                        o    U.S. Holders, as defined below,
                                             whose functional currency is not
                                             the U.S. dollar;
                                        o    partnerships;
                                        o    nonresident alien individuals who
                                             have lost their United States
                                             citizenship or who have ceased to
                                             be taxed as United States resident
                                             aliens;

                                        o    corporations that are treated as
                                             foreign personal holding companies,
                                             controlled foreign corporations or
                                             passive foreign investment
                                             companies;
                                        o    Non-U.S. Holders, as defined below,
                                             that are owned or controlled by
                                             persons subject to U.S. federal
                                             income tax; and
                                        o    Non-U.S. Holders for whom income or
                                             gain in respect of an MPS are
                                             effectively connected with a trade
                                             or business in the United States.

                                        If you are considering the purchase of
                                        MPS, you are urged to consult your tax
                                        advisors with regard to the application
                                        of the U.S. federal income tax laws to
                                        your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                        U.S. Holders

                                        This section only applies to you if you
                                        are a U.S. Holder and is only a brief
                                        summary of the U.S. federal income tax
                                        consequences of the ownership and
                                        disposition of the MPS. As used herein,
                                        the term "U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a citizen or resident of the United
                                             States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized in or under the laws
                                             of the United States or of any
                                             political subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to U.S. federal
                                             income taxation regardless of its
                                             source.

                                        The MPS will be treated as "contingent
                                        payment debt instruments" for U.S.
                                        federal income tax purposes. U.S.
                                        Holders should refer to the discussion
                                        under "United States Federal
                                        Taxation--Notes--Notes Linked to
                                        Commodity Prices, Single Securities,
                                        Baskets of Securities or Indices" in the accompanying prospectus supplement for a full description of the U.S. federal income tax consequences of ownership and disposition of a contingent payment debt instrument.

                                        In summary, U.S. Holders will,
                                        regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the MPS on a constant yield basis in each year that they hold the MPS, despite the fact that no stated interest will actually be paid on the MPS. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash is paid on the MPS from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the MPS will generally be treated as ordinary income.

                                        The rate of accrual of OID on the MPS is
                                        the yield at which we would issue a
                                        fixed rate debt instrument with terms
                                        similar to those of the MPS (our
                                        "comparable yield") and is determined at
                                        the time of the issuance of the MPS. We
                                        have determined that the "comparable
                                        yield" is an annual rate of     %
                                        compounded annually. Based on our
                                        determination of the comparable yield,
                                        the

                                        "projected payment schedule" for a MPS
                                        (assuming an issue price of $1,000)
                                        consists of a projected amount equal to
                                        $         due at maturity.

                                        The following table states the amount of OID that will be deemed to have accrued with respect to a MPS during each accrual period, based upon our determination of the comparable yield and the projected payment schedule:

                                                                                              TOTAL OID
                                                                                 OID          DEEMED TO
                                                                              DEEMED TO      HAVE ACCRUED
                                                                               ACCRUE       FROM ORIGINAL
                                                                               DURING      ISSUE DATE (PER
                                                                               ACCRUAL      MPS) AS OF END
                                                                             PERIOD (PER     OF ACCRUAL
                                              ACCRUAL PERIOD                     MPS)          PERIOD
                                              --------------                 -----------   ---------------
                                        Original Issue Date through
                                            December 31, 2003............
                                        January 1, 2004 through
                                            December 31, 2004............
                                        January 1, 2005 through
                                            December 31, 2005............
                                        January 1, 2006 through
                                            December 31, 2006............
                                        January 1, 2007 through
                                            December 31, 2007............
                                        January 1, 2008 through
                                            December 31, 2008............
                                        January 1, 2009 through
                                            December 31, 2009............
                                        January 1, 2010 through
                                            March 30, 2010...............

                                        The comparable yield and the projected
                                        payment schedule are not provided for
                                        any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the MPS, and we make no representation regarding the actual amounts of payments on a MPS.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of an MPS that is for
                                        U.S. federal income tax purposes:

                                        o    a nonresident alien individual;
                                        o    a foreign corporation; or
                                        o    a foreign trust or estate.

                                        Tax Treatment upon Maturity, Sale,
                                        Exchange or Disposition of an MPS.
                                        Subject to the discussion below
                                        concerning backup withholding, payments
                                        on an MPS by us or a paying agent to a
                                        Non-U.S. Holder and gain realized by a
                                        Non-U.S. Holder on the sale, exchange or other disposition of an MPS, will not be subject to U.S. federal income or withholding tax, provided that:

                                        o    such Non-U.S. Holder does not own,
                                             actually or constructively, 10
                                             percent or more of the total
                                             combined voting power of all
                                             classes of stock of Morgan Stanley
                                             entitled to vote and is not a bank
                                             receiving interest described in
                                             Section 881(c)(3)(A) of the Code;
                                        o    the certification required by
                                             Section 871(h) or Section 881(c) of
                                             the Code has been provided with
                                             respect to the Non-U.S. Holder, as
                                             discussed below; and
                                        o    such Non-U.S. Holder is not an
                                             individual who has a "tax home" (as
                                             defined in Section 911(d)(3) of the
                                             Code) or an office or other fixed
                                             place of business in the United
                                             States.

                                        Certification Requirements. Sections
                                        871(h) and 881(c) of the Code require
                                        that, in order to obtain an exemption
                                        from withholding tax in respect of
                                        payments on the MPS that are, for U.S.
                                        federal income tax purposes, treated as
                                        interest, the beneficial owner of an MPS certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section
                                        7701(a)(30) of the Code. If you are a
                                        prospective investor, you are urged to
                                        consult your tax advisor regarding the
                                        reporting requirements, including
                                        reporting requirements for foreign
                                        partnerships and their partners.

                                        Estate Tax. Under Section 2105(b) of the
                                        Code, an MPS held by an individual who
                                        is not a citizen or resident of the
                                        United States at the time of his or her
                                        death will not be subject to U.S.
                                        federal estate tax as a result of such
                                        individual's death, provided that the
                                        individual does not own, actually or
                                        constructively, 10 percent or more of
                                        the total combined voting power of all
                                        classes of stock of Morgan Stanley
                                        entitled to vote and, at the time of
                                        such individual's death, payments with
                                        respect to such MPS would not have been
                                        effectively connected with the conduct
                                        by such individual of a trade or
                                        business in the United States.

                                        Information Reporting and Backup
                                        Withholding. Information returns may be
                                        filed with the U.S. Internal Revenue
                                        Service (the "IRS") in connection with
                                        the payments on the MPS at maturity as
                                        well as in connection with the proceeds
                                        from a sale, exchange or other
                                        disposition. The Non-U.S. Holder may be
                                        subject to U.S. backup withholding on
                                        such payments or proceeds, unless the
                                        Non-U.S. Holder complies with
                                        certification requirements to establish
                                        that it is not a United States person,
                                        as described above. The certification
                                        requirements of Sections 871(h) and
                                        881(c) of the Code, described above,
                                        will satisfy the certification
                                        requirements necessary to avoid backup
                                        withholding as well. The amount of any
                                        backup withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.

                                                                         Annex A

                 Historical S&P 500 Index Quarterly Performance
                         (January 1970 to December 2002)

The following table sets forth the index value for the S&P 500 Index at the end of each calendar quarter from March 1970 through December 2002 and the index percent change over each quarter. The S&P 500 Index value at the beginning of the quarter ending March 1970 was 92.06. You cannot predict the future performance of the S&P 500 Index based on its historical performance, and no assurance can be given as to the level of the S&P 500 Index on any period closing date or at the maturity of the MPS. The results produced by the S&P 500 Index for these periods are not necessarily indicative of the results for any other historical period. Quarters which resulted in an increase in the level of the S&P 500 Index of 9.4% or greater are indicated in bold typeface below.

------------------------------------------------------------------------------------------------------------------------------------
                             S&P 500 Index                                                     S&P 500 Index
   Quarter Ending                Value           Percentage Change         Quarter Ending          Value           Percentage Change
March 1970                       89.63                 -2.64%          March 1980                  102.09                -5.42%
June 1970                        72.72                -18.87%          June 1980                   114.24                11.90%
September 1970                   84.21                 15.80%          September 1980              125.46                9.82%
December 1970                    92.15                 9.43%           December 1980               135.76                8.21%
March 1971                       100.31                8.86%           March 1981                  136.00                0.18%
June 1971                        99.70                 -0.61%          June 1981                   131.21                -3.52%
September 1971                   98.34                 -1.36%          September 1981              116.18               -11.45%
December 1971                    102.09                3.81%           December 1981               122.55                5.48%
March 1972                       107.20                5.01%           March 1982                  111.96                -8.64%
June 1972                        107.14                -0.06%          June 1982                   109.61                -2.10%
September 1972                   110.55                3.18%           September 1982              120.42                9.86%
December 1972                    118.05                6.78%           December 1982               140.64                16.79%
March 1973                       111.52                -5.53%          March 1983                  152.96                8.76%
June 1973                        104.26                -6.51%          June 1983                   168.11                9.90%
September 1973                   108.43                 4.00%          September 1983              166.07                -1.21%
December 1973                    97.55                -10.03%          December 1983               164.93                -0.69%
March 1974                       93.98                 -3.66%          March 1984                  159.18                -3.49%
June 1974                        86.00                 -8.49%          June 1984                   153.18                -3.77%
September 1974                   63.54                -26.12%          September 1984              166.10                8.43%
December 1974                    68.56                 7.90%           December 1984               167.24                0.69%
March 1975                       83.36                 21.59%          March 1985                  180.66                8.02%
June 1975                        95.19                 14.19%          June 1985                   191.85                6.19%
September 1975                   83.87                -11.89%          September 1985              182.08                -5.09%
December 1975                    90.19                 7.54%           December 1985               211.28                16.04%
March 1976                       102.77                13.95%          March 1986                  238.90                13.07%
June 1976                        104.28                1.47%           June 1986                   250.84                5.00%
September 1976                   105.24                0.92%           September 1986              231.32                -7.78%
December 1976                    107.46                2.11%           December 1986               242.17                4.69%
March 1977                       98.42                 -8.41%          March 1987                  291.70                20.45%
June 1977                        100.48                2.09%           June 1987                   304.00                4.22%
September 1977                   96.53                 -3.93%          September 1987              321.83                5.87%
December 1977                    95.10                 -1.48%          December 1987               247.08               -23.23%
March 1978                       89.21                 -6.19%          March 1988                  258.89                4.78%
June 1978                        95.53                 7.08%           June 1988                   273.50                5.64%
September 1978                   102.54                7.34%           September 1988              271.91                -0.58%
December 1978                    96.11                 -6.27%          December 1988               277.72                2.14%
March 1979                       101.59                5.70%           March 1989                  294.87                6.18%
June 1979                        102.91                1.30%           June 1989                   317.98                7.84%
September 1979                   109.32                6.23%           September 1989              349.15                9.80%
December 1979                    107.94                -1.26%          December 1989               353.40                1.22%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                            S&P 500 Index                                                      S&P 500 Index
     Quarter Ending             Value           Percentage Change         Quarter Ending           Value           Percentage Change
March 1990                     339.94                -3.81%           March 2000                  1,498.58               2.00%
June 1990                      358.02                 5.32%           June 2000                   1,454.60              -2.93%
September 1990                 306.05                -14.52%          September 2000              1,436.51              -1.24%
December 1990                  330.22                 7.90%           December 2000               1,320.28              -8.09%
March 1991                     375.22                13.63%           March 2001                  1,160.33              -12.11%
June 1991                      371.16                -1.08%           June 2001                   1,224.42               5.52%
September 1991                 387.86                 4.50%           September 2001              1,040.94              -14.99%
December 1991                  417.09                 7.54%           December 2001               1,148.08              10.29%
March 1992                     403.69                -3.21%           March 2002                  1,147.39              -0.06%
June 1992                      408.14                 1.10%           June 2002                    989.82               -13.73%
September 1992                  417.8                 2.37%           September 2002               815.28               -17.63%
December 1992                  435.71                 4.29%           December 2002                879.82                7.92%
March 1993                     451.67                 3.66%          ---------------------------------------------------------------
June 1993                      450.53                -0.25%
September 1993                 458.93                 1.86%
December 1993                  466.45                 1.64%
March 1994                     445.77                -4.43%
June 1994                      444.27                -0.34%
September 1994                 462.71                 4.15%
December 1994                  459.27                -0.74%
March 1995                     500.71                 9.02%
June 1995                      544.75                 8.80%
September 1995                 584.41                 7.28%          ---------------------------------------------------------------
December 1995                  615.93                 5.39%
March 1996                      645.5                 4.80%           Total Periods                                        132
June 1996                      670.63                 3.89%
September 1996                 687.31                 2.49%           Total Periods with a quarterly increase
December 1996                  740.74                 7.77%              greater than 9.4%                                  20
March 1997                     757.12                 2.21%
June 1997                      885.14                16.91%          ---------------------------------------------------------------
September 1997                 947.28                 7.02%
December 1997                  970.43                 2.44%
March 1998                     1101.75               13.53%
June 1998                      1133.84                2.91%
September 1998                 1017.01               -10.30%
December 1998                  1229.23               20.87%
March 1999                     1286.37                4.65%
June 1999                      1372.71                6.71%
September 1999                 1282.71               -6.56%
December 1999                  1469.25               14.54%